AMENDMENT TO EMPLOYMENT AGREEMENT (dated 5/18/94)
                     Effective June 26, 1995




     This shall serve as an Amendment to Ronald S. Deferrari's
Employment Agreement dated May 18, 1994. This document is hereby amended to reflect the following changes to section 5 of the
Agreement:


5.   COMPENSATION


     5.1 a base annual salary, payable in weekly installments, in the amount of $160,000.
     5.2 an annual bonus based on 5% of fiscal year net earnings not to exceed $150,000, to be paid on a quarterly basis and reconciled at year end.
     5.3 reimbursement for two automobiles, and other reasonable car-related expenses including fuel, oil, maintenance and repair items.

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                              FOR PLASMA-THERM, INC.



                              /s/ Ronald H. Deferrari
                              Ronald H. Deferrari,
                              CEO and Chairman of the Board


EMPLOYEE



/s/ Ronald S. Deferrari
Ronald S. Deferrari